SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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EAGLE BULK SHIPPING INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

April 23, 2007

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders, which will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m., local time, on Wednesday, May 23, 2007. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     I hope that you will attend the meeting, and I look forward to seeing you there.

Sincerely,

/s/ Sophocles N. Zoullas
Sophocles N. Zoullas
Chairman and Chief Executive Officer

Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2007

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Eagle Bulk Shipping Inc., a Marshall Islands corporation ("Eagle Bulk Shipping" or the "Company"), will be held on Wednesday, May 23, 2007 at 10:00 a.m., local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 for the following purposes:

1.	To elect three Class II Directors to the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     As of the date of this proxy statement, the Company has received no notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote the shares represented by proxy or otherwise act on such matters in accordance with their judgment.

     The close of business on April 20, 2007 has been fixed as the record date for determining those shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. A list of such shareholders will be available at the Annual Meeting.

     Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you expect to attend the Annual Meeting in person, and no matter how many shares you own, please vote your shares as promptly as possible by signing, dating and mailing the enclosed proxy card in the self-addressed, postage-paid envelope provided. Submitting a proxy now will help assure a quorum and avoid added proxy solicitation costs. If you attend the Annual Meeting you may vote in person, even if you have previously submitted a proxy.

     You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy would be disregarded.

By Order of the Board of Directors,

/s/ Sophocles N. Zoullas
Sophocles N. Zoullas
Chairman and Chief Executive Officer

New York, New York
April 23, 2007

Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

__________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2007

__________________

     This proxy statement is furnished to shareholders of Eagle Bulk Shipping Inc. ("Eagle Bulk Shipping" or the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors (the "Board") of Eagle Bulk Shipping for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, on Wednesday, May 23, 2007, at 10:00 a.m., local time and at any adjournment or postponement thereof.

     This proxy statement, and the accompanying form of proxy, are first being mailed to shareholders on or about April 23, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

     At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

  Election of three directors to hold office until the 2010 Annual Meeting of Shareholders; and

  Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007.

     Shareholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Company's Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

     The Board has fixed the close of business on April 20, 2007, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of April 20, 2007, Eagle Bulk Shipping had issued and outstanding 41,713,819 shares of common stock.

How Many Votes Do I Have?

     Each common share outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.

What are the Board’s voting recommendations?

     The Board recommends that you vote “FOR” the nominees of the Board in the election of directors and “FOR” ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007.

How can I vote my shares?

     If you hold your shares in your own name, you may submit a proxy by marking the enclosed proxy card, dating and signing it, and returning it in the postage paid envelope provided. You may also attend the Annual Meeting and vote in person.

      If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

     Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, including the election of directors and ratification of the independent registered public accounting firm.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

      If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as follows:

  “FOR” the nominees of the Board in the election of directors; and

  “FOR” ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007.

      With respect to any other matters that may properly come before the Annual Meeting, your shares will be voted at the discretion of the proxy holders.

Could other matters be decided at the Annual Meeting?

      At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

What do I need to bring to be admitted to the Annual Meeting?

     All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on April 20, 2007.

How can I change my vote?

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:

  by writing a letter delivered to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping, 477 Madison Avenue, Suite 1405, New York, New York, 10022, stating that the proxy is revoked;

  by submitting another proxy with a later date; or

  by attending the Annual Meeting and voting in person.

What are the quorum and voting requirements to elect directors and approve the other proposal described in the proxy statement?

     In order to take action on the matters scheduled for a vote at the Annual Meeting, a quorum (a majority of the aggregate number of shares of the Company's common stock issued and outstanding and entitled to vote as of the record date for the Annual Meeting) must be present in person or by proxy. Proxies marked “Abstain” and broker “non-votes,” if any, will be treated as shares that are present for purposes of determining the presence of a quorum.

     A plurality of the votes cast is required for approval of Proposal No. 1, concerning the election of directors. The affirmative vote of a majority of the common shares represented and voted at the Annual Meeting is required for approval of Proposal No. 2, concerning ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007.

What is an “abstention” and how would it affect the vote?

     An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter (other than the election of directors for which the choice is limited to “for” or “withhold”). Abstentions are counted as present for purposes of determining a quorum. Abstentions will not be counted as having been voted and will have no effect on the outcome of the vote on Proposal No. 1, concerning the election of directors. However, abstentions will be counted and therefore will have the same effect as voting against Proposal No. 2, concerning the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007.

What is a broker “non-vote” and how would it affect the vote?

     A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, Proposal No. 1, concerning the election of directors, and Proposal No. 2 concerning of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007, are items on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. There will be no broker “non-votes” on these proposals because brokerage firms may vote in their discretion on behalf of their clients on these proposals even if such clients have not furnished voting instructions with respect to these proposals.

Who will count the votes?

      The Company’s transfer agent, Computershare Investor Services, will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

Who will conduct the proxy solicitation and how much will it cost?

     We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Under the Amended and Restated Articles of Incorporation of the Company, the Board is classified into three classes of directors. The three directors serving in Class II have terms expiring at the 2007 Annual Meeting. Michael W. Mitchell, who currently serves as a Class II director, has informed the Board that he will resign from the Board, effective as of the date of the Annual Meeting. The Board has nominated the remaining two current Class II directors, Joseph M. Cianciolo and David B. Hiley, for re-election as Class II directors, and has nominated Forrest E. Wylie for election as a Class II director, each to serve for a three-year term until the 2010 Annual Meeting of Shareholders of the Company and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

     Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

Nominee Information

     Following is information regarding the nominees for election as Class II Directors:

     Joseph M. Cianciolo, age 68, currently serves as a Director of the Company and the Chair of our Audit Committee. Mr. Cianciolo retired in June 1999 as the managing partner of the Providence, Rhode Island office of KPMG LLP. At the time of his retirement, Mr. Cianciolo had been a partner of KPMG LLP since 1970. Mr. Cianciolo currently serves as a director of United Natural Foods Inc. and Nortek, Inc. Mr. Cianciolo has served on the Company's Board since 2006.

     David B. Hiley, age 68, currently serves as a Director of the Company. He has been a financial consultant, including a financial consultant to Nortek, Inc. for more than five years and currently serves as a director of Nortek, Inc. From April 1, 1998 through March 1, 2000, Mr. Hiley served as Executive Vice President and Chief Financial Officer of CRT Properties, Inc. (formerly Koger Equity, Inc.), a real estate investment trust. Mr. Hiley has served on the Company's Board since 2005.

     Forrest E. Wylie, age 44, has over 20 years experience in the energy services sector serving at the officer level for publicly traded companies (and is not currently employed). He served as the Vice Chairman of Pacific Energy Partners, LP from March 2005 until November 2006, and served as the President of NuCoastal Corporation from May 2002 to March 2005. Mr. Wylie is currently a director of Coastal Energy Company, a publicly traded company with operations onshore and offshore Thailand and as a director of The Cross Group Inc., a private offshore energy services company.

Continuing Director Information

     Following is information regarding our directors whose terms continue after the 2007 Annual Meeting:

     Class I Directors – Terms Expiring at the 2009 Annual Meeting

     Jon Tomasson, age 48, serves as a Director of the Company. Mr. Tomasson is Chief Executive Officer of Vínland Capital Investments, LLC, a real estate investment company that he founded in 2003. Prior to starting Vínland, Mr. Tomasson was a principal with Cardinal Capital Partners from 1999 until 2002. From 1990 until 1999, Mr. Tomasson worked at Citigroup’s Global Real Estate Equity and Structured Finance (GREESF) business, with both transactional and various management responsibilities. Mr. Tomasson has served as a director of the Company since April 2007.

     Sophocles N. Zoullas, age 41, the Company's founder, has served as the Company's Chief Executive Officer and Chairman of the Board since January 2005. Mr. Zoullas has been involved in the dry bulk shipping industry for 22 years with experience in strategic, commercial and operational aspects of the business. Mr. Zoullas's strategic and commercial experience includes ship purchase negotiations and financing, chartering and insurance. Mr. Zoullas's operational experience includes oversight of ship repair, maintenance and cost control. From 1989 to February 2005, Mr. Zoullas served as an executive officer and a director of Norland Shipping & Trading Corporation, a shipping agency in the dry bulk shipping industry. He holds a bachelor's degree from Harvard College and an MBA from IMD (IMEDE) in Lausanne, Switzerland. Mr. Zoullas currently is a member of the USA Advisory Committee of Lloyd's Register and the American Bureau of Shipping.

     Class III Directors – Terms Expiring at the 2008 Annual Meeting

     Douglas P. Haensel, age 44, serves as a Director of the Company. He has served as Executive Vice President and Chief Financial Officer of Burt's Bees, Inc. since May 2005. From 2001 to 2004, Mr. Haensel was President and Chief Operating Officer of 21st Century Newspapers, Inc. He was Executive Vice President and Chief Financial Officer at The Athlete's Foot Group, Inc. from 1999 to 2001. Mr. Haensel started his career at General Electric Company and held several management positions at GE Capital.

     Alexis P. Zoullas, age 36, serves as a Director of the Company. He has served as Vice-President at Norland Shipping & Trading Corporation since 2005, where he began his maritime career in 1993. From 2000 to 2004, Mr. Zoullas worked as Chief Strategic Officer of Kaufman Astoria Studios and was a founding partner of Filter Partners LLC, an entertainment licensing company. Mr. Zoullas holds a bachelor’s degree from Harvard College and a J.D. from Fordham University School of Law in New York City. Mr. Zoullas has served as a director of the Company since April 2007.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1, THE ELECTION OF MESSRS. CIANCIOLO, HILEY AND WYLIE AS CLASS II DIRECTORS OF THE BOARD.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

     The Board held six meetings in 2006. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which such director served, during the period for which such director served.

     Directors are expected to attend the Company's annual meeting of shareholders. All seven of our directors attended our 2006 annual meeting of shareholders.

Director Independence

     The Board affirmatively determined that the following directors, including each director serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, satisfy the independence requirements of Rule 4350(c) of Nasdaq's listing standards: Joseph M. Cianciolo, Douglas P. Haensel, David B. Hiley, Jon Tomasson and Forrest E. Wylie. In addition, the Board had previously determined that Michael W. Mitchell, who has resigned as a director of the Board effective as of the 2007 Annual Meeting, satisfied the independence requirements of the Nasdaq listing standards. The Board also determined that the members of the Audit Committee satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq's requirements for audit committee members.

     In determining each individual’s status as an independent director, the Board considered that Mr. Mitchell is Of Counsel at Skadden, Arps, Slate, Meagher & Flom LLP, a law firm that provides legal services to the Company.

     There is no family relationship between any of the nominees, continuing directors and executive officers of the Company, except that Sophocles N. Zoullas and Alexis P. Zoullas are brothers.

Committees of the Board of Directors

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, the respective members and functions of which are described below. Current charters describing the nature and scope of the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are posted on our website at www.eagleships.com under the headings “Investors — Corporate Governance” and are available in print upon request to Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

     Audit Committee

     The Company's Audit Committee is comprised of Joseph M. Cianciolo, Douglas P. Haensel, and David B. Hiley, each of whom qualify as independent under the listing requirements of the Nasdaq Global Market and applicable SEC rules. Our Board has determined that Joseph M. Cianciolo is an audit committee "financial expert" as such term is defined in applicable SEC rules, and he has the requisite financial management expertise within the meaning of Nasdaq rules and regulations. As directed by its written charter, which was adopted on June 3, 2005 and amended in November 2006, the Audit Committee is responsible for appointing, and overseeing the work of the independent auditors, including reviewing and approving their engagement letter and reviewing their annual audit plan; reviewing the adequacy and effectiveness of the Company's accounting and internal control procedures; reading and discussing with management and the independent auditors the annual audited financial statements and quarterly financial statements, and preparing annually a report to be included in the Company's proxy statement. The Audit Committee held five meetings during fiscal year 2006. See also the report of the Audit Committee in this Proxy Statement.

     Compensation Committee

     The Company's Compensation Committee is comprised of Joseph M. Cianciolo, Douglas P. Haensel and David B. Hiley, each of whom qualify as independent under the listing requirements of the Nasdaq Global Market. As directed by its written charter, which was approved on June 3, 2005 and amended in November 2006, the Compensation Committee administers the Company's stock option plan and other corporate benefits programs. The Compensation Committee also reviews and approves bonuses, stock option grants, compensation goals and objectives, and any employment severance or change in control agreements, and evaluates the performance of the Company's CEO and other executive officer and determines executive officer compensation. See the Compensation Discussion & Analysis regarding additional details of the role of the Compensation Committee and our executive officers with respect to the determination and approval of executive compensation. The Compensation Committee did not engage any compensation consultants during fiscal year 2006.

     The Compensation Committee held one meeting during fiscal year 2006. See also the report of the Compensation Committee in this Proxy Statement.

     Nominating and Governance Committee

     The Company's Nominating and Governance Committee is comprised of Joseph M. Cianciolo and David B. Hiley, both of whom qualify as independent under the listing requirements of the Nasdaq Global Market. Michael W. Mitchell is serving on the Nominating and Governance Committee until his resignation from the Board becomes effective as of the 2007 Annual Meeting. Mr. Mitchell qualifies as independent under the listing requirements of the Nasdaq Global Market. As directed by its written charter, the Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company's corporate governance guidelines. The Nominating and Governance Committee held one meeting in fiscal year 2006.

Nomination of Directors

     Nominees for our Board will be selected by the Board based upon the recommendation of the Nominating and Governance Committee in accordance with the policies and principles set forth in the Committee's charter and our Corporate Governance Guidelines. The Nominating and Governance Committee seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Directors should be persons of good character and thus should generally have the personal characteristics of integrity, accountability, judgment, responsibility, high performance standards, commitment and enthusiasm, and courage to express his or her views. The Nominating and Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

     The Nominating and Governance Committee identifies potential candidates by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above who might have an interest in serving as a director.

     Shareholders may recommend qualified persons for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder. Shareholders making a recommendation must submit the same information as that required to be included by the company in its proxy statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to: Alan S. Ginberg, Secretary, Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

     Mr. Wylie was recommended for consideration by the Nominating and Governance Committee by Michael B. Goldberg and Frank J. Loverro, both of whom are Managing Directors of Kelso & Company and served on the Company's Board until April 2007. Messrs. Tomasson and Alexis P. Zoullas were recommended for consideration by the Nominating and Governance Committee by Sophocles N. Zoullas, the Company's Chief Executive Officer and Chairman of the Board.

Code of Ethics

     The Company's Code of Ethics, which applies to our directors, executive officers (including our Chief Executive Officer, Chief Financial Officer and Controller) and employees, is available our website at www.eagleships.com, and copies are available in print upon request to Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022. The Company intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of this Code of Ethics by posting such information on the Company's website.

Communications with the Board of Directors

     Shareholders and other interested parties may communicate with members of the Board of Directors, including reporting any concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters in writing addressed to the Board, or any such individual directors or group or committee of directors by either name or title care of: Secretary, Eagle Bulk Shipping, Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

     All communications received as set forth above will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Materials that are unrelated to the duties and responsibilities of the Board, such as solicitations, resumes and other forms of job inquiries, surveys and individual customer complaints, or materials that are unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, but will be made available upon request to the Board, a Board committee or individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

Director's Compensation

     The following Director Compensation Table sets forth the compensation of our directors (who are not named executive officers nor affiliated with Kelso & Company, an affiliate of ours) for the fiscal year ending on December 31, 2006.

2006 DIRECTOR COMPENSATION TABLE

	Fees
	Earned
	or Paid	Option	All Other
	in Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)
Michael W. Mitchell	$40,000	$11,067	$22,371	$73,438
Joseph M. Cianciolo	$50,000	$13,832	$27,964	$91,796
Douglas P. Haensel	$40,000	$11,067	$22,372	$73,439
David B. Hiley	$40,000	$11,067	$22,371	$73,438

(1)	The amounts shown in this column represent the compensation expense for each director’s option awards under FAS 123(R) (but disregarding forfeitures). See notes to our audited financial statements included in our 2006 Annual Report on Form 10-K for the assumptions we used in valuing and expensing these awards in accordance with FAS 123(R). Because the options are immediately exercisable, the grant date fair value of each option award granted in 2006 is the same as the FAS 123(R) compensation expense shown above. The grant date of the options was March 17, 2006.

(2)	Consists of the cash received in 2006 with respect to "dividend equivalent rights" held by the directors. These rights entitle directors to receive a dividend equivalent payment each time the Company pays a dividend to the Company’s shareholders. The amount of the dividend equivalent payment is equal to the number of dividend equivalent rights multiplied by the amount of the per share dividend paid by the Company on its stock on the date the dividend is paid. The dividend equivalent rights are contingent upon service as a director of the Company.

EXECUTIVE OFFICERS

     Our executive officers are Sophocles N. Zoullas, for whom information is set forth under the heading "Continuing Director Information" above, and Alan S. Ginsberg, our Chief Financial Officer since February 2005.

     Mr. Ginsberg, who is 49, has over 19 years of experience in the shipping industry and in particular in shipping finance. From 2002 until 2005, Mr. Ginsberg was the Director of Ship Financing for Northampton Capital Ltd., a transportation industry financial advisory firm. From 1998 to 2002, Mr. Ginsberg was a Director of High Yield Research at Scotia Capital (USA) Inc. and was responsible for analysis of the shipping industry, publishing research and maintaining relationships in the industry. From 1997 to 1998, Mr. Ginsberg was the publisher of Marine Money International, a leading maritime publication, and between 1988 and 1996 he served as the Chief Financial Officer of The Kedma Group, a privately held shipping company that owned and operated 17 vessels, including 14 Handymax dry bulk vessels and three tankers. Mr. Ginsberg holds a bachelor's degree from Georgetown University. Mr. Ginsberg is a certified public accountant and has previously worked at Coopers & Lybrand.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of the Executive Compensation Program

     The Company’s executive compensation is determined by the Company’s Compensation Committee. In order to provide proper incentives to each executive and appropriately reward performance, the Compensation Committee assesses the proper balance of short- and long-term compensation as well as the form of such compensation. The Compensation Committee also considers the compensation levels and performance of other companies in similar industries as the Company. Information regarding the compensation of executive officers of most of the companies in the Company's Standard Industrial Classification (or "SIC") is not publicly available because most are non-U.S. companies. However, the Compensation Committee has considered compensation levels at seaborne transportation companies that are publicly-traded, which may be larger than the Company in terms of revenues. Overall, the Compensation Committee views the cash compensation given to the Company’s executives as being well within the range of that of other publicly-traded companies in the seaborne transportation industry.

     The Compensation Committee believes that the Company’s compensation programs should be designed to attract and retain executives and other employees to enable the Company to compete effectively in the seaborne transportation industry. The Compensation Committee also believes that the Company’s compensation programs should be designed to reward and encourage achievement of the Company’s annual and longer-term performance objectives and to align the Company’s executives’ long-term interests with those of its shareholders. The Compensation Committee fosters and oversees the Company’s compensation programs to attain these goals.

     Since the Company’s inception, the Company’s executive officers have been compensated primarily through their profits interests in Eagle Ventures LLC, the Company’s founding shareholder. The principal shareholders of Eagle Ventures are affiliates of Kelso & Co., L.P. Although the profits interests are granted by Eagle Ventures and not the Company, the profits interests are booked in the Company’s results of operations as a non-cash charge for financial reporting purposes. This incentivized the Company's executive officers for growing the Company in a manner that has not diluted the interests of the Company’s public shareholders. It should be noted that other employees also participate in the profits interests of Eagle Ventures, although they are not considered named executive officers and their compensation is not determined by the Compensation Committee. With the sale by Eagle Ventures in January 2007 of most of its shares in the Company, the profits interests in Eagle Ventures will no longer play a significant role in the compensation of the Company’s executive officers. The Company’s own equity incentive arrangements, which the Compensation Committee administers, will begin to play a key role in the compensation of the Company’s executive officers. The role of the Compensation Committee and the various elements and policies behind the Company’s executive compensation program in light of these changes are discussed below.

Compensation Committee Executive Officer Compensation Determinations

     The Compensation Committee bases its executive officer compensation decisions primarily on its assessment of each executive’s performance in his or her area of responsibility, contributions to the Company and to improving shareholder value. This assessment is based on a number of factors, including:

  the executive’s performance in light of the Company’s current goals and objectives;

  the nature and scope of the executive’s responsibilities;

  the executive’s contribution to the Company’s current financial results;

  the executive’s performance as reflected in the performance of the Company relative to its peer group of publicly-traded seaborne transportation companies; and

  the executive’s effectiveness with initiatives to deliver greater future value to shareholders.

     The Compensation Committee’s review process in 2006 included one meeting of the Compensation Committee and several consultations with the Company’s Chief Executive Officer. The Chief Executive Officer and Chief Financial Officer did not have any control over their own compensation although the Chief Executive Officer participated in the recommendations for the increase in base salary and cash bonus awarded to the Chief Financial Officer.

     The profits interests in Eagle Ventures are not awarded by the Company. The Compensation Committee played no role in either the awarding or the operation of the profits interests. Its role prior to the current fiscal year was generally limited to the determination of base salary increases and the consideration of awarding cash bonuses. As part of the review process, the base salary rate and proposed 2006 cash bonus awards for each executive officer were reviewed, taking into account the following:

  each officer’s individual performance during 2006;

  the scope and importance of the functions the officer performed or for which the officer was responsible;

  an assessment of the officer’s initiative, managerial ability and overall contributions to corporate performance; and

  practices of other publicly-traded companies in the seaborne transportation industry with respect to executive officer salary and bonus levels for 2005 and 2006 based on survey data and available Securities and Exchange Commission filing data.

     Internal equity considerations will play a greater role in the Compensation Committee's determinations regarding grants of equity compensation now that Eagle Ventures LLC no longer retains a significant equity interest in the Company, and the equity incentive compensation, if any, of the Company’s executive officers will be provided by the Company.

     The weighting given to these factors varied by position, but the Compensation Committee intended that each executive officer’s base salary and annual bonus rates be generally competitive with the estimated current market rates paid by peer companies in the industry, and that the annual bonuses for 2006 properly reflect the efforts and achievements of the Company’s management team in fostering the Company’s superior performance in terms of return to shareholders relative to certain competitors. Nevertheless, the Compensation Committee also believed, based on available data, that the cash compensation of the Chief Executive Officer and Chief Financial Officer are well within the range of that of other publicly-traded seaborne transportation companies. In this connection, the Compensation Committee also considered the recommendation of the Chief Executive Officer that while the Company performed in a superior manner in 2006, his own cash bonus for that year also took into account his realization of his profits interests in Eagle Ventures.

     The following specific items of corporate performance were taken into account in setting cash bonuses for 2006 and salaries for 2007:

  corporate earnings per the Company’s financial plan;

  achievement of the Company’s strategic and commercial objectives; and

  extraordinary efforts on behalf of the Company.

     Specifically, in 2006, the Company achieved the following:

  the expansion of the Company’s fleet from 13 to 16 vessels;

  the negotiation of two contracts for the construction of two new vessels;

  the successful renegotiation and expansion of the Company’s secured term loan facility;

  the successful conduct of a private placement;

  the successful closing of two secondary offerings;

  the expansion of the Company’s in-house management team from five to seven members during 2006;

  the establishment of internal control systems in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”);

  the continued supervision of the Company’s independent technical manager, including the technical manager’s establishment of SOX 404 compliant systems; and

  the continued payment of the Company’s dividends in accordance with its stated dividend policy.

Elements of the Company’s Executive Compensation Program

Profits Interests in Eagle Ventures LLC

     From the Company’s inception through the closing of the secondary offering on January 9, 2007, the profits interests in Eagle Ventures LLC has been the main vehicle for incentivizing the Company’s executive officers. As further discussed in the Company’s reports filed with the Securities and Exchange Commission, the Company’s Chairman and Chief Executive Officer, Sophocles N. Zoullas, or "Mr. Zoullas," and Chief Financial Officer, Alan S. Ginsberg, or "Mr. Ginsberg," have benefited from the growth of the Company primarily through their profits interests in Eagle Ventures.

     These profits interests entitle Mr. Zoullas to an economic interest of up to 12.5025%, and Mr. Ginsberg to an economic interest of up to 2.5005% on a fully diluted basis (assuming all profits interests were vested) in any appreciation in the value of the assets of Eagle Ventures (including shares of the Company common stock owned by Eagle Ventures when sold). These profits interests dilute only the interests of owners of Eagle Ventures, and have not or will not dilute direct holders of the Company’s common stock. However, the Company’s statement of operations reflects non-cash charges for compensation related to the profits interests. With the closing of the secondary offering by Eagle Ventures, however, Eagle Ventures has reduced its holding in the Company to 127,778, or 0.356% of the Company’s total outstanding shares. Accordingly, the future participation of Messrs. Zoullas and Ginsberg in any profits interests in Eagle Ventures should be minimal.

     As discussed in the Company’s Annual Report on Form 10-K filed on February 28, 2007, Eagle Ventures retained $13,733,491 in cash, plus future accrued interest thereon, in respect of Mr. Zoullas’ profits interests and $2,961,868, plus future accrued interest thereon, in respect of Mr. Ginsberg’s profits interests. Further, Eagle Ventures retained 90,133 common shares in respect of Mr. Zoullas’ profits interests and 19,439 of the Company’s common shares in respect of Mr. Ginsberg’s profits interests.

Base Salary

     In 2006, Mr. Zoullas’s base salary was $678,500. In 2007, Mr. Zoullas will receive $719,210 in base salary, representing a 6% increase from his 2006 base salary. In 2006, Mr. Ginsberg’s base salary was $245,000. In 2007, Mr. Ginsberg will receive $259,700 in base salary, also representing a 6% increase from his 2006 base salary. The Compensation Committee approved this salary increase because it believed that both executives contributed significantly to the growth and health of the Company.

Cash Bonus

     Mr. Zoullas received a bonus for 2006 of $100,000 and Mr. Ginsberg received a bonus for 2006 of $150,000. Mr. Ginsberg’s bonus was recommended to the Compensation Committee by Mr. Zoullas. The Compensation Committee approved these bonuses because it believed that both executives contributed significantly to the growth and health of the Company, while their base salaries were well within the range of those earned by similar executive officers at peer publicly-traded seaborne transportation companies.

Perquisites

     Currently, the only perquisite provided by the Company to its executive officers is the payment of a $20,000 life insurance premium on behalf of Mr. Zoullas of which Mr. Zoullas’s wife is the beneficiary. The Company will provide its executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee will periodically review the levels of perquisites and other personal benefits provided to named executive officers.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended limits the deductibility of compensation to certain employees in excess of $1 million. Because the Company believes that it currently qualifies for the exemption pursuant to Section 883 of the Internal Revenue Code, pursuant to which it is not subject to United States federal income tax on its shipping income (which comprised substantially all of its gross revenue in 2006), it has not sought to structure its compensation arrangements to qualify for exemption under Section 162(m).

Equity-Based and Other Long Term Incentive Compensation

     The Company adopted the 2005 Stock Incentive Plan for the purpose of affording an incentive to eligible persons to increase their efforts on behalf of the Company and to promote the Company’s success. The 2005 Stock Incentive Plan provides for the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, dividend equivalents and other awards based on or relating to the Company’s common stock to eligible non-employee directors, selected officers and other employees and independent contractors.

     The 2005 Stock Incentive Plan is administered by the Compensation Committee, which has the sole discretion and authority to administer the plan and to exercise all the powers and authorities specifically granted to it under the plan, including, without limitation, the authority to: grant awards; determine the persons to whom and the time or times at which awards will be granted; determine the type and number of awards to be granted, the number of shares of stock or cash or other property to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; construe and interpret the plan and any award; prescribe, amend and rescind rules and regulations relating to the plan; determine the terms and provisions of award agreements; and make all other determinations deemed necessary or advisable for the administration of the plan.

     An aggregate of 2.6 million shares of the Company’s common stock has been authorized for issuance under the plan.

     Through December 31, 2006, the Company had not awarded any stock or other equity-based options or incentives to its executive officers, primarily due to the participation of Messrs. Zoullas and Ginsberg in the profits interests of Eagle Ventures.

     On January 12, 2007, pursuant to the 2005 Stock Incentive Plan, the Company granted Mr. Zoullas options to purchase 225,000 shares of Company common stock and granted Mr. Ginsberg options to purchase 90,000 shares of Company common stock. These options have an exercise price of $17.80 per share of Company common stock, which was equal to the fair market value per share of the Company common stock on January 12, 2007. These options shall terminate on January 12, 2017. Each of the options granted to Messrs. Zoullas and Ginsberg vest in three equal installments, commencing one year from the date of grant, as follows:

Mr. Zoullas		Mr. Ginsberg
Date	Options that Vest	Date	Options that Vest
January 12, 2008	75,000	January 12, 2008	30,000
January 12, 2009	75,000	January 12, 2009	30,000
January 12, 2010	75,000	January 12, 2010	30,000

     The Compensation Committee determined to grant these options with this vesting schedule based on the belief that the options would enhance the personal stake of the executive officers in the growth and success of the Company. In determining both the number and vesting period of the options, the Compensation Committee also considered practices at other publicly-traded seaborne transportation companies.

     On January 12, 2007, pursuant to the 2005 Stock Incentive Plan, the Company also awarded Mr. Zoullas 225,000 Dividend Equivalent Rights and awarded Mr. Ginsberg 90,000 Dividend Equivalent Rights. These rights entitle Messrs. Zoullas and Ginsberg to receive a Dividend Equivalent payment each time the Company pays a dividend to the Company’s shareholders. The amount of the Dividend Equivalent payment is equal to the number of Dividend Equivalent Rights multiplied by the amount of the per share dividend paid by the Company on its stock on the date the dividend is paid. The Dividend Equivalent Rights are contingent on Messrs. Zoullas and Ginsberg remaining employed by the Company.

Conclusion of Executive Compensation Program Elements

     As mentioned above, for fiscal 2006, the Compensation Committee considered sufficient the equity incentives that the Company’s Chief Executive Officer and Chief Financial Officer received through their profits interests in Eagle Ventures. Accordingly, the Compensation Committee focused its decision making through the year ended December 31, 2006 on whether and to what extent the Chief Executive Officer and Chief Financial Officer should receive cash bonuses and raises in their base salaries. The Company offers only one perquisite to its Chief Executive Officer. Thus, prior to December 31, 2006, the Compensation Committee deemed it unnecessary to consider whether other types of compensation would be appropriate.

     It should be expected that commencing with the current fiscal year ending December 31, 2007, the Compensation Committee will expand the types of awards and incentives that it considers from cash salary and cash bonuses to all of the various types of cash and equity incentive compensation, available under the Company’s 2005 Equity Incentive Plan, that are appropriate to achieve the goals that are discussed in this Compensation Discussion and Analysis.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

     Submitted by the Compensation Committee of the Board:

Joseph M. Cianciolo
Douglas P. Haensel and
David B. Hiley

2006 SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the compensation of our executive officers (the “named executive officers”) for the fiscal year ending on December 31, 2006.

				Stock
Name & Principal		Salary		Awards	All Other
Position	Year	($)	Bonus ($)	($)(1)	Compensation ($)	Total ($)
Sophocles N. Zoullas	2006	$678,500	$100,000	$9,767,580	$20,000(2)	$10,566,080
Chairman and Chief
Executive Officer

Alan S. Ginsberg	2006	$245,000	$150,000	$1,953,516	$0	$2,348,516
Chief Financial Officer

(1)	The amounts shown in this column represent the compensation expense of profits interests (as described below) which were held by the named executive officers in 2006, as recognized for financial reporting purposes under FAS 123(R) (but disregarding estimates of forfeitures for service-based vesting) in 2006. See notes to our audited financial statements included in our 2006 Annual Report on Form 10-K for the assumptions we used in valuing and expensing these profits interests in accordance with FAS 123(R). This compensation expense relates to profits interests awarded to the named executive officers by Eagle Ventures LLC. These profits interests entitled holders to an economic interest of up to 12.5025% for Mr. Zoullas and 2.5005% for Mr. Ginsberg, on a fully diluted basis (assuming all profits interests were vested) in any appreciation in the value of the assets of Eagle Ventures LLC (including shares of the Company’s common shares owned by Eagle Ventures LLC when sold). These profits interests diluted only the interests of the owners of Eagle Ventures LLC, and did not dilute the direct holders of the Company’s common shares. On January 9, 2007, Eagle Ventures, sold 7,202,679 shares of the Company’s common shares in a secondary offering. The Company did not receive any proceeds from this offering. Based on the discretion of the compensation committee of Eagle Ventures, exercised in accordance with the Fifth LLC Agreement, Eagle Ventures redeemed and retired the common interests held by certain members in full liquidation of the common interests held such members. The remaining proceeds received by Eagle Ventures will be retained until a future distribution is determined to be made by the compensation committee of Eagle Ventures. Future distributions of the remaining cash proceeds, and the proceeds received from the sale of the 127,778 common shares held by Eagle Ventures, will be distributed to the remaining members of Eagle Ventures, including the named executive officers, in accordance with the Fifth LLC Agreement, as modified by the permitted discretion of the compensation committee of Eagle Ventures reflected in an amendment to the Fifth LLC Agreement. In particular, Eagle Ventures retained $13,733,491 in cash, plus future accrued interest thereon, in respect of Mr. Zoullas’ profits interests and $2,961,868, plus future accrued interest thereon, in respect of Mr. Ginsberg’s profits interests. Further, Eagle Ventures retained 90,133 common shares in respect of Mr. Zoullas’ profits interests and 19,439 common shares in respect of Mr. Ginsberg’s profits interests.

(2)	$20,000 of All Other Compensation for Mr. Zoullas represents the cost paid by the Company for Mr. Zoullas' life insurance, in accordance with the terms of his employment agreement.

     Mr. Zoullas' employment agreement is summarized below in the section entitled "Potential Payments Upon Termination or Change of Control." The other elements of the Summary Compensation Table are discussed in the Compensation Discussion & Analysis above.

2006 Grants of Plan-Based Awards

     The following table summarizes grants of plan-based awards made to named executive officers during the year ended December 31, 2006:

		All Other Stock	Grant Date
		Awards: Number	Fair Value of
	Grant	of Shares of Stock	Stock Awards
Name	Date	or of Units (#) (1)	(2)
		100 performance
		points and 100
Alan S. Ginsberg	1/28/06	service points	1,485,500

(1)	This column reflects a grant of profits interests to Mr. Ginsberg on January 28, 2006. Each service point represents 1/1000 of a profits interest pool, which pool represents an economic interest of up to 4.17%, on a fully diluted basis (assuming all profits interests were vested), in any appreciation in the value of the assets of Eagle Ventures LLC (including shares of the Company’s common shares owned by Eagle Ventures LLC when sold). Each performance point represents 1/1000 of a profits interest pool, which pool represents an economic interest of up to 12.5%, on a fully diluted basis (assuming all profits interests were vested), in any appreciation in the value of the assets of Eagle Ventures LLC (including shares of the Company’s common shares owned by Eagle Ventures LLC when sold). Service points originally vested pursuant to a four year vesting schedule. Performance points originally vested based on Kelso & Company affiliates achieving specified multiples on their original investment in the Company. However, all then unvested service points and performance points held by named executive officers became fully vested on January 9, 2007.

(2)	The amounts shown in this column represent the grant date fair value under FAS 123(R) of the January 28, 2006 award of profits interest on the date of grant. For a discussion of assumptions used for FAS 123(R), see notes to our audited financial statements included in our 2006 Annual Report on Form 10-K. See also discussion in footnotes of the 2006 Summary Compensation Table.

     See the Compensation Discussion & Analysis above regarding additional material terms of grants.

Equity Awards Outstanding at December 31, 2006

      The following table summarizes the equity awards held by for the named executive officers as of December 31, 2006:

Stock Awards
Name	Number of Shares or	Market Value of Shares or
	Units of Stock That	Units of Stock That Have Not
	Not Vested	Vested
	(#) (1)	($)(2)
Sophocles N.	750 service points and	—
Zoullas	750 performance points
Alan S.	150 service points and	—
Ginsberg	150 performance points

(1)	This column represents the number of unvested service points and unvested performance points held by the named executive officers as of December 31, 2006. Each service point represents 1/1000 of a profits interest pool, which pool represents an economic interest of up to 4.17%, on a fully diluted basis (assuming all profits interests were vested), in any appreciation in the value of the assets of Eagle Ventures LLC (including shares of the Company’s common shares owned by Eagle Ventures LLC when sold). Each performance point represents 1/1000 of a profits interest pool, which pool represents an economic interest of up to 12.5%, on a fully diluted basis (assuming all profits interests were vested), in any appreciation in the value of the assets of Eagle Ventures LLC (including shares of the Company’s common shares owned by Eagle Ventures LLC when sold). All then unvested service points and performance points held by named executive officers became fully vested on January 9, 2007.

(2)	The service points represent an opportunity to share in appreciation in the value of Eagle Ventures LLC (including shares of Company's common shares owned by Eagle Ventures LLC when sold). As of January 9, 2007, Eagle Ventures retained $13,733,491 in cash, plus future accrued interest thereon, in respect of Mr. Zoullas’ profits interests and $2,961,868, plus future accrued interest thereon, in respect of Mr. Ginsberg’s profits interests. Further, Eagle Ventures retained 90,133 common shares in respect of Mr. Zoullas’ profits interests and 19,439 of our common shares in respect of Mr. Ginsberg’s profits interests.

OPTION EXERCISES AND STOCK VESTED TABLE

      The following table summarizes the equity awards held by the named executive officers that vested during the year ended December 31, 2006:

	Stock Awards
Name	Number of	Value Realized on
	Points Vested	Vesting
	(#) (1)	($) (2)
Sophocles N. Zoullas	750	—
Alan S. Ginsberg	150	—

(1)	This column represents the number of service points and performance points held by the named executive officers that vested during the year ended December 31, 2006. See discussion of these profits interests in the Compensation Discussion and Analysis, the footnotes to the Summary Compensation Table, footnotes to the 2006 Grants of Plan-Based Awards table and footnotes to the Equity Awards Outstanding at December 31, 2006 table.

(2)	No immediate value is realized upon vesting of points. See discussion in the footnotes to the Equity Awards Outstanding at December 31, 2006 table.

Potential Payments Upon Termination Or Change-In-Control

      As discussed in the Compensation Discussion & Analysis and discussed below, the Company entered into an employment agreement with our Chief Executive Officer.

      The following table shows the potential payments upon termination or change of control to the Chief Executive Officer, determined pursuant to his employment agreement as if such event took place on December 31, 2006 (but after giving effect to the vesting of the profits interests held by the Chief Executive Officer on January 9, 2007).

Executive –	Termination	Death or	Termination
Sophocles N. Zoullas	for Cause, or	Disability	Without Cause or
	Quit Without		Quit for Good
	Good Reason		Reason
Continuation of base salary	X	X	$893,078(1)
for greater of (i) remainder of
term (ending 2/29/08), or (ii)
one year (the "period of
severance")
Value of continuation of	X	X	$30,738
health benefits for period of
severance

(1)	Represents base salary from January 1, 2007 until February 29, 2008.

Employment Agreement with Sophocles N. Zoullas

      On March 1, 2005, we entered into an employment agreement with an original term of three years with Sophocles N. Zoullas pursuant to which Mr. Zoullas serves as our Chief Executive Officer. Either Mr. Zoullas or we may terminate the employment agreement for any reason on 30 days written prior notice. We may also terminate Mr. Zoullas' employment at any time for cause.

      Pursuant to the employment agreement, Mr. Zoullas receives a minimum base salary per year in the amount of $675,000. Mr. Zoullas is eligible to participate in a performance bonus pool, for senior executives, as well as discretionary amounts determined by the compensation committee of Eagle Ventures LLC. Mr. Zoullas is also entitled to participate in the benefit plans and fringe benefits provided generally to similarly situated senior executives. The employment agreement also provides that we will provide Mr. Zoullas with a life insurance policy during the term of the agreement with the amount and terms determined by mutual agreement.

      Pursuant to the employment agreement, Mr. Zoullas has also been awarded a profits interest in Eagle Ventures LLC which is designed to allow participation in profits realized in a sale or other exit event with respect to Eagle Ventures LLC. This profits interest consists of "service points" and "performance points." Mr. Zoullas has received at least 75% of the profits interests that are awarded to senior management by the compensation committee of Eagle Ventures LLC. See discussion of these profits interests in the Compensation Discussion and Analysis, the footnotes to the Summary Compensation Table, footnotes to the 2006 Grants of Plan-Based Awards table and footnotes to the Equity Awards Outstanding at December 31, 2006 table.

      In the event Mr. Zoullas terminates his employment for other than good reason, Mr. Zoullas is entitled to receive (i) his base salary earned but unpaid up to the date of termination, (ii) reimbursement of any expenses for which he was due reimbursement, (iii) any bonus actually earned for a completed year but unpaid as of the date of termination, and (iv) any benefits that he is then entitled to receive under benefit plans (collectively, (i), (ii), (iii) and (iv) are referred to as the "Accrued Benefits").

      In the event we terminate Mr. Zoullas' employment without cause, then in addition to the Accrued Benefits, Mr. Zoullas is entitled to receive continuation of his base salary (the "Severance Payments") for a period of one year following the effective date of such termination, or the remaining term of the employment agreement, whichever is longer (the "Severance Period"). In addition, we will continue his health insurance (for Mr. Zoullas and his dependents) during the Severance Period. Mr. Zoullas does not receive Severance Payments in the event he materially breaches the employment agreement and such breach is not cured within 30 days of written notice from us. We may also terminate Mr. Zoullas' employment at any time for cause.

      In the event that his employment is terminated for cause, we are only obligated to provide Mr. Zoullas with the Accrued Benefits and the profits interest allocated to Mr. Zoullas is forfeited. Mr. Zoullas may terminate his employment with us at any time for good reason in which case he is entitled to receive the Accrued Benefits and health insurance during the Severance Period.

      If Mr. Zoullas dies or becomes disabled while employed by us, all of his rights under the employment agreement terminate except that we are required to pay Mr. Zoullas his Accrued Benefits.

REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's auditors. The Board, in its business judgment, has determined that all members of the Audit Committee are "independent", as provided under the applicable listing standards of the Nasdaq Global Market. The Audit Committee operates pursuant to a Charter that was adopted by the Board on June 3, 2005, as amended in November 2006. As set forth in the Charter, the Committee's job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.

     The Committee met with the Company's independent registered public accounting firm to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the year ended December 31, 2006. The Committee has considered and discussed with management and the independent registered public accounting firm (both alone and with management present) the audited financial statements as well as the independent registered public accounting firm's evaluation of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.

     The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and a formal written statement from the independent registered public accounting firm, confirmed by management, of the fees billed for audit services, and other non-audit services rendered by the independent registered public accounting firm for the most recent fiscal year. The Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm's independence and has discussed with the independent registered public accounting firm their independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

     Based upon the Audit Committee's receipt and review of the various materials and assurances described above and its discussions with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Board:

                             Joseph M. Cianciolo
                             Douglas P.Haensel
                             David B. Hiley

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Eagle Bulk Shipping's voting common stock as of April 20, 2007 of:

  each person, group or entity known to Eagle Bulk Shipping to beneficially own more than 5% of our stock;
  each of our directors and director nominees;
  each of our Named Executive Officers; and
  all of our directors and executive officers as a group.

     As of April 20, 2007, a total of 41,713,819 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of that security, or "investment power," which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock

	Shares Beneficially Owned (1)
Name	Number	Percentage
Douglas P. Haensel (2)	16,667	*
David B. Hiley (3)	18,333	*
Joseph M. Cianciolo (4)	21,667	*
Michael W. Mitchell (5)	13,333	*
Jon Tomasson	0	*
Forrest E. Wylie	0	*
Alexis P. Zoullas	0	*
Sophocles N. Zoullas (6)	184,676	*
Alan S. Ginsberg (7)	19,439	*
Directors and Executive Officers as
a group (8 persons)	274,115	*

____________________

* Percentage less than 1% of class.

(1)	Shares subject to options that are exercisable presently or within 60 days are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(2)	Mr. Haensel's beneficial ownership represents options to purchase 16,667 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 16,667 of which are currently exercisable.

(3)	Mr. Hiley's beneficial ownership includes options to purchase 18,333 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 18,333 of which are currently exercisable.

(4)	Mr. Cianciolo's beneficial ownership represents options to purchase 21,667 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 21,667 of which are currently exercisable.

(5)	Mr. Mitchell’s beneficial ownership represents options to purchase 13,333 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 13,333 of which are currently exercisable. Mr. Mitchell has resigned as a director of our Board, effective May 23, 2007.

(6)	Includes 90,133 shares of common stock held of record by Eagle Ventures LLC, by virtue of Mr. Zoullas's profits interest in Eagle Ventures LLC, and 94,543 shares of common stock distributed by Eagle Ventures LLC on January 8, 2007.

(7)	Includes 19,439 shares of common stock held of record by Eagle Ventures LLC, by virtue of Mr. Ginsberg's profits interests in Eagle Ventures LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval Policy

     It is the Company's policy to enter into or ratify "Related Person Transactions" only when the Board of Directors, acting through the Audit Committee, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. A "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds $120,000, and in which any "Related Person" (as defined in relevant SEC rules) had, has or will have a direct or indirect material interest. A Related Person Transaction includes, but is not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. In light of the small number of directors of the Board, approval of Related Person Transactions currently is communicated orally. The Audit Committee is in the process of adopting written procedures for the review, approval or ratification of Related Person Transactions. The relationship with Kelso & Company, described below, predates the Company's policy on Related Person Transactions.

Relationship with Kelso & Company

     Affiliates of Kelso & Company, certain outside investors and all of the members of our management, and David B. Hiley, a member of our Board of Directors, are parties to a limited liability company agreement relating to the formation, ownership and management of Eagle Ventures LLC, which during fiscal year 2006 had owned 12,425,000 shares of our common stock, which was equivalent to 37.48% of our common stock on a fully diluted basis. In 2006 and in January 2007, affiliates of Kelso & Company, members of our management and outside investors sold shares of the Company in public offerings, reducing Eagle Ventures LLC's holdings in the Company following the offerings to 127,778 shares, or 0.4% of our common stock. Until April 2007, Michael B. Goldberg and Frank J. Loverro, both of whom are Managing Directors of Kelso, served on the Company's Board.

     Members of the Company's management had been awarded profits interests in Eagle Ventures LLC that may entitle such persons to an economic interest of up to 16.7% on a fully diluted basis (assuming all profits interests were vested) in any appreciation in the value of the assets of Eagle Ventures LLC (including shares of the Company's common stock owned by Eagle Ventures LLC when sold). In all, one-fourth of the profits interests were service-related and vested in equal three-month installments over four years (the vesting of such service-related profits interests is subject to continued employment with Eagle Ventures LLC or its affiliates at the end of each such three-month period), and the remaining profits interests were performance-related. Pursuant to an amendment to the Eagle Ventures LLC limited liability company agreement, 44% of the performance-related profits interests became fully vested upon the consummation of the Company's initial public offering (or an economic interest in approximately 6.2% of the appreciation of the assets of Eagle Ventures LLC on a fully diluted basis taking into account the vesting of only such profits interests), and the remaining portion of the performance-related profits interests vested based on affiliates of Kelso achieving certain multiples on their original indirect investment in the Company, subject to an internal rate of return minimum. Retention of the non-accelerated performance-related profits interests is subject to continued employment with Eagle Ventures LLC or its affiliates.

Registration Rights Agreement

     We have entered into a registration rights agreement with Eagle Ventures LLC pursuant to which we granted it, and certain of its transferees, the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of our common stock held by Eagle Ventures. Under the registration rights agreement, Eagle Ventures LLC has the right to request us to register the sale of shares held by it on its behalf and may require us to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, Eagle Ventures LLC has the ability to exercise certain piggyback registration rights in connection with registered offerings initiated by us. Eagle Ventures LLC currently owns 127,778 shares entitled to these registration rights, which shares have not been registered.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping for the fiscal year ending December 31, 2007 and recommends that shareholders vote to ratify this appointment. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

     If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Fees to Independent Registered Public Accounting Firm

     As outlined in the table below, we incurred the following fees for the fiscal years ended December 31, 2006 and December 31, 2005, respectively, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements and for audit-related services, tax services and all other services, as applicable.

Type of Fees	2006	2005
Audit Fees	$491,000	$587,000
Audit-Related Fees	$0	$0
Tax Fees	$61,000	$12,420
All Other Fees	$0	$0
Total	$552,000	$599,420

     Audit fees include professional services rendered by Ernst & Young LLP for the annual audit of the Company’s financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services related to our initial public offering and our secondary offerings in 2005 and 2006.

     Tax fees related to tax planning and tax compliance services.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EAGLE BULK SHIPPING'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

SHAREHOLDER PROPOSALS FOR THE
2008 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder desiring to present a proposal for inclusion in the proxy statement for the Company's 2008 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company not later than December 25, 2007. Only those proposals that comply with Eagle Bulk Shipping's By-Laws and the requirements of Rule 14a-8 of the Exchange Act of 1934, as amended, will be included in the Company's proxy statement for the 2008 Annual Meeting of Shareholders.

     Shareholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the Company's amended and restated by-laws. The by-laws, which were attached an Exhibit 3.2 to our registration statement on Form S-1 (as amended on June 22, 2005) and are available in print upon request from the Secretary, require all sharholders who intend to make proposals at an annual meeting of shareholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year’s annual meeting of shareholders. The by-laws also provide that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or by a shareholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in the Company’s by-laws. To be eligible for consideration at the 2008 Annual Meeting, proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary between January 24, 2008 and February 23, 2008. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting.

     All submissions to, or requests from, the Secretary should be made to: Alan S. Ginsberg, Secretary, Eagle Bulk Shipping, Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, the Company's executive officers and directors and persons who own more than 10% of a registered class of Eagle Bulk Shipping's equity securities are required to file with the Securities and Exchange Commission reports of their ownership of, and transactions in, the Company's common stock. Based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2006 its executive officers and directors complied with the Section 16(a) requirements.

IMPORTANT NOTICE REGARDING DELIVERY
OF SHAREHOLDER DOCUMENTS

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is referred to as “householding,” potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.

     The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain shareholders who share a single address, only one copy of this Proxy Statement and the Company’s 2007 Annual Report is being sent to that address, unless we received contrary instructions from any shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more shareholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Company stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

     If you wish to receive a separate copy of this proxy statement or the Company’s 2007 Annual Report, or would like to receive separate proxy statements and annual reports in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Alan S. Ginsberg, Secretary, Eagle Bulk Shipping, Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022.

OTHER MATTERS

     At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 23, 2007

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Eagle Bulk Shipping Inc. 2007 Annual Meeting Proxy Card
‚PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.‚

A	Election of Directors — The Board of Directors recommends a vote FOR all the listed nominees.
1.	Nominees:
		For	Withhold				For	Withhold		For	Withhold

	01 - Joseph M. Cianciolo	☐	☐		02 - David B. Hiley		☐	☐	03 - Forrest E. Wylie	☐	☐

B	Ratification of Appointment of Independent Registered Public Accounting Firm — The Board of Directors recommends a vote FOR Proposal 2.

				For	Against	Abstain
2.	The Board has selected the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping for the fiscal year ending December 31, 2007 and recommends that shareholders vote for ratification of this appointment.			☐	☐	☐

If you receive more than one proxy card, please vote with respect to each card you receive. Please date and sign each card and return all proxy cards in the enclosed envelope. Your vote is important.

C	Non-Voting Items
Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.					Signature 1 — Please keep signature within the box.				Signature 2 — Please keep signature within the box.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Eagle Bulk Shipping Inc. 2007 Annual Meeting Proxy Card

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2007
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sophocles N. Zoullas and Alan S. Ginsberg, or any one of them, each with full power of substitution, as proxies to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on April 20, 2007, at the Annual Meeting of Shareholders to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m., local time, on Wednesday, May 23, 2007, or at any adjournment or postponement thereof.

This proxy may be revoked at any time before it is exercised.

All shares of Common Stock of Eagle Bulk Shipping Inc. will be voted as specified. Unless otherwise specified, this proxy, when properly executed, will be voted "FOR ALL NOMINEES" in Proposal No. 1 for election as directors and "FOR" Proposal No. 2 to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2007. If any other matter is properly presented at the Annual Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

YOUR VOTE IS IMPORTANT

PLEASE SIGN AND DATE THE PROXY ON REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE